Exhibit 23.1

SS Accounting & Auditing, Inc.

8705 Havenwood Trail Plano, TX 75024

Phone: + (817) 437 9479

E-Mail: saimasayani@sscpafirm.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 18, 2021, relating to the financial statements of BlueOne Card, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ SS Accounting & Auditing, Inc.
Plano, TX
August 31, 2021